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                                                                   EXHIBIT 10.16

                              SEPARATION AGREEMENT



         THIS PARTICIPATION AGREEMENT is entered into as of the 22 day of December, 1998, by and between COLLABORATIVE CLINICAL RESEARCH, INC., an Ohio corporation (the "Company"), and Terry Black (the "Employee").


                              W I T N E S S E T H:

         WHEREAS, the Company and the Employee (collectively "the Parties") desire to enter into this Participation Agreement (the "Agreement") as hereinafter set forth;

         NOW, THEREFORE, the Company and Employee agree as follows:

         1. PARTICIPATION. The Parties agree that the Employee is a Participant in the Collaborative Clinical Research, Inc. Severance Benefit Plan (the "Plan") as of the date of this Agreement. Furthermore, the Parties agree that the Employee shall continue to be a Participant for so long as he or she satisfies the conditions for participation set forth in said Plan, as the same may be amended from time to time.

         2. CONTROLLING PROVISIONS. The Employee and the Company agree to be bound by the terms of the Plan, as the same may be amended from time to time.

         3. SEVERANCE BENEFIT. The Parties agree that, if the Employee has an involuntary Termination of Employment for a reason set forth in the Plan, other than for "Cause," or voluntarily terminates employment for a "Good Reason," as defined in the Plan, from the date of the Agreement through December 31, 1999, the amount of the Employee's severance benefit under the Plan shall be equal to the greater of 52 weeks of Base Pay or the amount otherwise indicated in the Plan. Unless the Employee's Base Pay, as defined in the Plan, increases between the date of this Agreement and the date of such an involuntary Termination of Employment, the WEEKLY amount of such severance benefit would be $2,403.60.

         4. NOTICES. For purposes of this Agreement and the Plan, all communications shall be in writing and shall be deemed to have been duly given when hand delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)      If the notice is to the Company:

                           President
                           Collaborative Clinical Research, Inc.
                           20600 Chagrin Blvd., Suite 1050

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                           Cleveland, OH  44122
                  (b)      If the notice is to the Employee:

                           Terry Black
                           5960 Highland Road
                           Highland Heights, OH 44143

or to such other address as either party may have furnished to the other in writing and in accordance herewith; except that notices of change of address shall be effective only upon receipt.

         5. ASSIGNMENT; BINDING EFFECT. This Agreement and the Plan shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, heirs (in the case of the Employee) and permitted assigns. No rights or obligations of the Company under this Agreement or the Plan may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred in connection with the sale or transfer of the assets of the Company, provided that the assignee or transferee is the successor to assets of the Company and such assignee or transferee expressly assumes the liabilities, obligations and duties of the Company, as contained in this Agreement and the Plan, either contractually or as a matter of law. The Company further agrees that, in the event of a sale or transfer of assets as described in the preceding sentence, it shall be a condition precedent to the consummation of any such transaction that the assignee or transferee expressly assumes the liabilities, obligations and duties of the Company under this Agreement and the Plan. No rights or obligations of the Employee under this Agreement or the Plan may be assigned or transferred by the Employee other than the Employee's rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in this Section 5.

         The Employee shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefits payable under the Plan and this Agreement following the Employee's death by giving the Company written notice thereof. In the absence of such a selection, any compensation or benefit payable under the Plan or this Agreement following the death of the Employee shall be payable to the Employee's spouse, or if such spouse shall not survive the Employee, to the Employee's estate. In the event of the Employee's death or a judicial determination of the Employee's incompetence, reference in the Plan or this Agreement to the Employee shall be deemed, where appropriate, to refer to the Employee's beneficiary, estate or other legal representative.

         6. OUTPLACEMENT FEES. If the Employee becomes entitled to a Severance Benefit under the Plan, the Company will pay for outplacement services to an outplacement firm providing appropriate services for the Employee following his or her Termination of Employment. The Employee must start utilizing the outplacement services within thirty (30) days of his or her Termination of Employment to receive this benefit. The amount the Company shall pay to outplacement service shall not exceed five percent (5%) of the Employee's Annual Base Pay.


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         IN WITNESS WHEREOF, the Company and the Employee have executed this
Agreement as of the day and year first above written.


                                    COLLABORATIVE CLINICAL RESEARCH, INC.


                                    By:    /s/ Jeffrey A. Green
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                                    EMPLOYEE

                                    /s/ Terry C. Black
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